UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 1, 2006

City National Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10521	95-2568550
(Commission File Number)	(IRS Employer Identification No.)
City National Center
400 North Roxbury Drive, Beverly Hills, California	90210
(Address of Principal Executive Offices)	(Zip Code)

(310) 888-6000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

Russell Goldsmith currently serves as Chairman of the Board and Chief Executive Officer of City National Bank (the “Bank”) and Chief Executive Officer and President of City National Corporation (the “Corporation” and collectively with the Bank, the “Company”) pursuant to an Employment Agreement (the “Existing Agreement”) approved by the Board of Directors in 2002, which agreement replaced a prior employment agreement in effect from 1998. The Existing Agreement is scheduled to expire on July 14, 2006 and during the past several months, the Company’s Compensation, Nominating & Governance Committee and Board has been negotiating an extension and renewal of the agreement with Russell Goldsmith with the intent that the renewal would be consistent with the Existing Agreement in many material respects. To that end, on July 1, 2006, the Company entered into a new Employment Agreement (the “Agreement”), dated as of June 30, 2006, with Russell Goldsmith, pursuant to which Russell Goldsmith will continue to be employed as the Chairman of the Board of Directors and Chief Executive Officer of the Bank and Chief Executive Officer and President of the Corporation on the same material terms as the Existing Agreement except as set forth below:

•                  Term:  four years commencing as of July 15, 2006;  Existing Agreement terminates upon commencement of the Agreement;

•                  Annual Base Salary:  $978,528 for entire term of the Agreement — base is same as current base under Existing Agreement for 2006 fiscal year;

•                  Annual Bonus:  Annual Bonus is calculated similarly to the Existing Agreement with a “Target Bonus Percentage” of Annual Base Salary set each year and scaled up ratably to a maximum of 200% and scaled down ratably to a minimum of 35% depending on whether plan goals are achieved. 2006 “Target Bonus Percentage” of 125% is same as Existing Agreement; increases by 12% in 2007 and by 6% each fiscal year thereafter;

•                  Annual Stock Award Value:  Consistent with Existing Agreement, Russell Goldsmith participates in Company’s stock option plans; in accordance with such plans, annual stock award grants to be made with aggregate deemed value of (i) $2,410,000 in March 2007 and (ii) $2,350,000 each fiscal year thereafter;

•                  Performance Stock Options:  Additional annual stock option award grants to be made ratably on the total shareholder return (“TSR”) for the Company if the Company’s TSR for the immediately preceding three years as of June 30th is sufficient to place the Company in at least the 25th percentile of peer banks ranked by TSR scaling up ratably to the 90th percentile which would result in a maximum payout. On July 14, 2006, the Company will grant to Goldsmith non-qualified stock options with a deemed value of $500,000;

•                  Supplemental Executive Retirement Plan:  Same as Existing Agreement — continues SERP currently in place;

•                  Change of Control:  Same as Existing Agreement; and

•                  Termination without Cause:  Same as Existing Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY NATIONAL CORPORATION
July 7, 2006	/s/ Michael B. Cahill
Michael B. Cahill
Executive Vice President,
General Counsel & Corporate Secretary